Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BP Amoco 1991 Incentive Program of our reports dated February 22, 2008, with respect to the group financial statements of BP p.l.c. included in its Annual Report (Form 20-F) for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting of BP p.l.c. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP London, England
March 17, 2008